                                                                    EXHIBIT 99.2










CONSOLIDATED FINANCIAL STATEMENTS

Indianapolis Life Insurance Company and Subsidiaries

Years ended December 31, 2000, 1999 and 1998 with Report of Independent Auditors

              Indianapolis Life Insurance Company and Subsidiaries

                        Consolidated Financial Statements


                  Years ended December 31, 2000, 1999 and 1998




                                    CONTENTS

Report of Independent Auditors...........................................1

Audited Consolidated Financial Statements

Consolidated Balance Sheets..............................................2
Consolidated Statements of Income........................................4
Consolidated Statements of Policyowners' Surplus.........................5
Consolidated Statements of Cash Flows....................................6
Notes to Consolidated Financial Statements...............................7

                         Report of Independent Auditors


Board of Directors
Indianapolis Life Insurance Company


We have audited the accompanying consolidated balance sheets of Indianapolis Life Insurance Company and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of income, policyowners' surplus and cash flows each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Indianapolis Life Insurance Company and subsidiaries at December 31, 2000 and 1999, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States.



                                                       /s/ Ernst & Young LLP

February 28, 2001

              Indianapolis Life Insurance Company and Subsidiaries

                           Consolidated Balance Sheets



                                                          DECEMBER 31
                                                    2000              1999
                                               ---------------------------------
ASSETS
Investments:
    Fixed maturity securities:
      Available for sale, at fair value        $3,852,177,748     $4,083,679,362
      Held to maturity, at amortized cost         227,084,246        252,226,207
    Equity securities, at fair value               13,195,074          8,484,261
    Mortgage loans                                369,510,962        378,053,935
    Policy loans                                  191,305,265        184,737,369
    Other invested assets                          10,021,712         12,248,011
    Cash and cash equivalents                      94,382,900        174,417,353
                                               ---------------------------------
Total investments                               4,757,677,907      5,093,846,498

Accrued investment income                          57,431,558         65,417,285
Reinsurance recoverable                           267,097,679        236,849,542
Deferred acquisition costs                        351,575,420        328,711,527
Receivables and other assets                       12,026,622          8,377,412
Federal income taxes                               20,052,918          2,504,823
Property and equipment                             29,809,203         23,826,898
Present value of future profits                     7,959,364         10,293,213
Goodwill                                           17,701,533         12,841,316
Separate account assets                           353,233,026        341,088,253
                                               ---------------------------------
Total assets                                   $5,874,565,230     $6,123,756,767
                                               =================================


See accompanying notes.

                                                                   DECEMBER 31
                                                             2000              1999
                                                       -----------------------------------
LIABILITIES AND POLICYOWNERS' SURPLUS
    LIABILITIES:
    Policy reserves for future benefits                $ 4,721,099,259     $ 5,039,879,222
    Other policyowner funds                                189,907,621         142,752,796
    Accrued commissions and general expenses                 8,089,063           8,658,801
    Surplus notes                                           25,000,000          25,000,000
    Other liabilities and reserves                         138,431,218         157,076,129
    Deferred federal income taxes                           14,672,670          39,870,241
    Separate account liabilities                           353,233,026         341,088,253
                                                       -----------------------------------
Total liabilities                                        5,450,432,857       5,754,325,442

Minority interest in consolidated subsidiaries             105,655,458          71,657,673

Policyowners' surplus:
    Accumulated other comprehensive income (loss)              325,552         (10,228,978)
    Surplus                                                318,151,363         308,002,630
                                                       -----------------------------------
Total policyowners' surplus                                318,476,915         297,773,652



                                                       -----------------------------------
Total liabilities and policyowners' surplus            $ 5,874,565,230     $ 6,123,756,767
                                                       ===================================

               Indianapolis Life Insurance Company and Subsidiaries

                        Consolidated Statements of Income

                                                                   YEAR ENDED DECEMBER 31
                                                        2000               1999               1998
                                                    --------------------------------------------------
REVENUES
Premiums                                            $ 162,355,933     $ 165,234,240      $ 168,538,387
Policy and contract charges                            76,766,251        64,466,246         44,452,479
Net investment income                                 273,251,144       256,904,634        194,081,412
Net realized capital gains                              9,249,931         4,822,798          8,200,716
                                                    --------------------------------------------------
Total revenues                                        521,623,259       491,427,918        415,272,994

BENEFITS AND EXPENSES
Policy benefits                                       346,760,726       312,845,116        256,853,599
Underwriting, acquisition and insurance
    expenses                                          116,503,540       140,447,107         92,636,739
Interest                                                2,165,000         2,165,000          2,165,000
Dividends to policyowners                              30,124,666        32,981,886         32,348,774
                                                    --------------------------------------------------
Total benefits and expenses                           495,553,932       488,439,109        384,004,112
                                                    --------------------------------------------------

Income before federal income taxes and minority
    interest                                           26,069,327         2,988,809         31,268,882

Federal income taxes                                   11,637,338         1,592,549          8,636,298
                                                    --------------------------------------------------
Income before minority interest                        14,431,989         1,396,260         22,632,584
Minority interest in consolidated subsidiaries          4,283,256         2,212,346          1,440,804
                                                    --------------------------------------------------
Net income (loss)                                   $  10,148,733     $    (816,086)     $  21,191,780
                                                    ==================================================

See accompanying notes.

              Indianapolis Life Insurance Company and Subsidiaries

                Consolidated Statements of Policyowners' Surplus



                                                   ACCUMULATED
                                                      OTHER                                TOTAL
                                                  COMPREHENSIVE                        POLICYOWNERS'
                                                  INCOME (LOSS)        SURPLUS            SURPLUS
                                                  ---------------------------------------------------
Balance at January 1, 1998                        $  17,803,911      $ 287,626,936      $ 305,430,847

Net income                                                   --         21,191,780         21,191,780
Change in net unrealized gains on available
   for sale securities, net of deferred taxes           757,181                 --            757,181
                                                                                        -------------
Comprehensive income                                                                       21,948,961

                                                  ---------------------------------------------------
Balance at December 31, 1998                         18,561,092        308,818,716        327,379,808

Net loss                                                     --           (816,086)          (816,086)
Change in net unrealized gains on available
   for sale securities, net of deferred taxes       (28,790,070)                --        (28,790,070)
                                                                                        -------------
Comprehensive loss                                                                        (29,606,156)

                                                  ---------------------------------------------------
Balance at December 31, 1999                        (10,228,978)       308,002,630        297,773,652

Net income                                                   --         10,148,733         10,148,733
Change in net unrealized gains on available
   for sale securities, net of deferred taxes        10,554,530                 --         10,554,530
                                                                                        -------------
Comprehensive income                                                                       20,703,263

                                                  ---------------------------------------------------
Balance at December 31, 2000                      $     325,552      $ 318,151,363      $ 318,476,915
                                                  ===================================================

See accompanying notes.

              Indianapolis Life Insurance Company and Subsidiaries

                      Consolidated Statements of Cash Flows


                                                                                   YEAR ENDED DECEMBER 31
                                                                       2000                 1999                1998
                                                                 ---------------------------------------------------------
OPERATING ACTIVITIES
Net income (loss)                                                $    10,148,733      $      (816,086)     $    21,191,780
Minority interest in consolidated subsidiaries                         4,283,256            2,212,346            1,440,804
Adjustments to reconcile net income (loss) to net cash
   provided (used) by operating activities:
   Amortization expense                                                2,629,025            2,692,182            3,216,228
   Net realized capital gains                                         (9,249,931)          (4,822,798)          (8,200,716)
   Changes in operating assets and liabilities:
     Current and deferred income taxes                                (5,993,239)         (10,163,631)          (2,505,567)
     Deferred acquisition costs                                      (77,896,053)        (103,826,849)         (95,711,160)
     Amortization of deferred acquisition costs                       49,146,028           53,448,031           38,570,727
     Policyowner assessments on universal life                       (75,345,362)         (64,466,196)         (39,164,220)
     Interest credited to policyowner accounts                        57,864,320           50,005,468           44,785,497
     Liabilities for future policy benefits                           12,357,786           77,700,696          149,209,152
     Policy, contract claims and other policyowner funds              48,479,136           21,640,545            9,895,239
     Accrued investment income                                         7,988,685          (15,955,323)         (17,017,725)
     Reinsurance recoverable                                        (317,393,069)         749,573,935          994,694,353
     Other assets and liabilities                                    (37,662,115)         101,557,491           (7,132,479)
                                                                 ---------------------------------------------------------
Net cash provided (used) by operating activities                    (330,642,800)         858,779,811        1,093,271,913

INVESTING ACTIVITIES
Proceeds from sales, calls or maturities:
   Fixed maturities                                                2,274,213,588          875,168,492          431,355,518
   Equity securities                                                   9,315,752           20,827,171            2,068,161
   Mortgage loans                                                     17,475,361           27,788,245           30,065,959
   Other invested assets                                               9,406,242            2,067,187            1,917,288
Purchases:
   Fixed maturities                                               (2,041,244,077)      (2,026,527,626)      (1,710,789,182)
   Equity securities                                                 (18,871,752)         (25,148,486)         (22,719,732)
   Mortgage loans                                                     (8,950,766)         (50,217,045)         (53,806,953)
   Other invested assets                                             (15,025,540)          (4,007,884)          (2,912,810)
   Change in policy loans                                             (6,567,896)             173,383           (2,772,983)
                                                                 ---------------------------------------------------------
Net cash provided (used) by investing activities                     219,750,912       (1,179,876,563)      (1,327,594,734)

FINANCING ACTIVITIES
Capital contributions from minority interest in subsidiaries         100,000,000           16,500,000           59,256,667
Purchase of minority interest in subsidiaries                        (77,240,539)                  --                   --
Deposits to policyowner accounts                                     204,337,552          337,967,494          408,894,932
Withdrawals from policyowner accounts                               (196,239,578)        (140,334,352)         (78,971,883)
                                                                 ---------------------------------------------------------
Net cash provided by financing activities                             30,857,435          214,133,142          389,179,716
                                                                 ---------------------------------------------------------

Net increase (decrease) in cash                                      (80,034,453)        (106,963,610)         154,856,895
Cash and cash equivalents at beginning of year                       174,417,353          281,380,963          126,524,068
                                                                 ---------------------------------------------------------
Cash and cash equivalents at end of year                         $    94,382,900      $   174,417,353      $   281,380,963
                                                                 =========================================================

See accompanying notes.

              Indianapolis Life Insurance Company and Subsidiaries

                   Notes to Consolidated Financial Statements

                                December 31, 2000



1. ORGANIZATION, BASIS OF PRESENTATION AND ACCOUNTING POLICIES

Indianapolis Life Insurance Company (the "Company") is incorporated in the State of Indiana and is qualified to do business in forty-six states and the District of Columbia. Being a mutual company, it is owned and operated exclusively for the benefit of its policyowners. The Company's business consists primarily of providing individual life and annuity policies. The consolidated financial statements include the Company and its majority-owned subsidiary, The Indianapolis Life Group of Companies, Inc. ("IL Group"). IL Group is a holding company that owns IL Annuity and Insurance Company, Bankers Life Insurance Company of New York, Western Security Life Insurance Company and IL Securities, Inc.

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). All significant intercompany balances and transactions have been eliminated.

Preparation of the consolidated financial statements requires management to make estimates and assumptions that affect amounts reported in the consolidated financial statements and accompanying notes. Such estimates and assumptions could change in the future as more information becomes known, which could impact the amounts reported and disclosed herein.

The Company and its insurance subsidiaries also each prepare their financial statements in conformity with accounting practices prescribed or permitted by the Department of Insurance of the respective state of domicile, which practices differ from GAAP, for the purpose of filing with regulatory authorities. The Company's statutory surplus at December 31, 2000 and 1999 was $91,603,466 and $102,608,552, respectively. The Company's statutory net income (loss), excluding subsidiaries, for 2000, 1999 and 1998 was $1,221,337, ($11,483,379), and
$14,052,835, respectively.

In 1998, the National Association of Insurance Commissioners adopted codified statutory accounting principles ("Codification"), which will be effective January 1, 2001. Codification will result in changes to certain accounting practices that the Company uses to prepare statutory-basis financial statements. Management believes the impact of these changes will not result in a material reduction in the Company's statutory-basis capital and surplus as of adoption.

              Indianapolis Life Insurance Company and Subsidiaries

                                December 31, 2000


1. ORGANIZATION, BASIS OF PRESENTATION AND ACCOUNTING POLICIES (CONTINUED)

Generally, the net assets of the Company's insurance subsidiaries available for transfer to the Company are limited to the amounts that the insurance subsidiaries' net assets of approximately $54,610,000 at December 31, 2000, as determined in accordance with statutory accounting practices, exceed minimum statutory capital requirements; however, payments of such amounts as dividends may be subject to approval by regulatory authorities.

INVESTMENTS

Fixed maturity securities which may be sold to meet liquidity and other needs of the Company are categorized as available for sale and are reported at fair value with unrealized gains and losses reported as a separate component of policyowners' surplus. Fixed maturity securities which the Company has the positive intent and ability to hold to maturity are categorized as held-to-maturity and are reported at amortized cost. Equity securities are classified as available-for-sale and carried at fair value.

Cash and cash equivalents include all highly liquid debt instruments which have original maturities of three months or less, and are stated at cost which approximates fair value.

Mortgage loans and policy loans are stated at aggregate unpaid balances.

Realized gains and losses on sale or maturity of investments are based on specific identification of the investments sold and do not include amounts allocable to separate accounts. At the time a decline in value of an investment is determined to be other than temporary, a provision for loss is recorded which is included in realized investment gains and losses.

DEFERRED ACQUISITION COSTS

Costs of acquiring new business which vary with and are primarily related to the production of new business have been deferred to the extent that such costs are deemed recoverable. Such costs include commissions, certain costs of policy underwriting and issue and certain variable agency expenses. These costs are amortized with interest as follows:

              Indianapolis Life Insurance Company and Subsidiaries

                                December 31, 2000


1. ORGANIZATION, BASIS OF PRESENTATION AND ACCOUNTING POLICIES (CONTINUED)

         For participating whole life insurance products, over 30 years in relation to the present value of estimated gross margins from expenses, surrender gains, investments and mortality, discounted using the expected investment yield.

         For universal life-type policies and investment contracts, 30 years and 15 years, respectively, in relation to the present value of estimated gross profits from surrender charges and investment, mortality and expense margins, discounted using the interest rate credited to the policy.

Recoverability of the unamortized balance of deferred policy acquisition costs is evaluated regularly. For universal life-type contracts, investment contracts and participating whole life policies, the accumulated amortization is adjusted (increased or decreased) whenever there is a material change in the estimated gross profits or gross margins expected over the life of a block of business in order to maintain a consistent relationship between cumulative amortization and the present value of gross profits or gross margins. For all contracts, the unamortized asset balance is reduced by a charge to income when the present value of future cash flows, net of policy liabilities, is not sufficient to cover such asset balance.

PROPERTY AND EQUIPMENT

Property and equipment are stated on the basis of cost, less allowances for depreciation of $34,268,926 and $29,087,910 at December 31, 2000 and 1999,
respectively. Depreciation has been computed using the straight-line method at rates based on estimated useful lives.

INTANGIBLE ASSETS

Present value of future profits has been recorded in connection with the acquisition of subsidiaries. The initial value is based on the actuarially determined present value of the projected future gross profits from the in-force business acquired. The value of insurance in force purchased is amortized on a constant yield basis over the estimated life of the insurance in force at the date of acquisition in proportion to the emergence of profits over a period of approximately 20 years. Accumulated amortization of present value of future profits is $14,569,908 and $13,053,567 at December 31, 2000 and 1999,
respectively.

              Indianapolis Life Insurance Company and Subsidiaries

                                December 31, 2000


1. ORGANIZATION, BASIS OF PRESENTATION AND ACCOUNTING POLICIES (CONTINUED)

INTANGIBLE ASSETS (CONTINUED)

Goodwill represents the excess of cost of acquisition of subsidiaries over the fair value of net assets acquired and is amortized using the straight-line method over 20 years. Accumulated amortization of goodwill is $5,362,428 and $4,471,710 at December 31, 2000 and 1999, respectively.

SEPARATE ACCOUNTS

Separate account assets and liabilities represent funds that are separately administered, principally for variable annuity contracts, and for which the contractholder, rather than the Company, bears the investment risk. Separate account contractholders have no claim against the assets of the general account of the Company. Separate account assets are reported at fair value. The operations of the separate accounts are not included in the accompanying consolidated financial statements.

POLICY RESERVES FOR FUTURE BENEFITS

Reserves for participating whole life policies are calculated using the net level premium method and assumptions as to interest and mortality. The interest rates and the mortality rates are those guaranteed in the calculation of cash surrender values described in the contract. Deposit administration funds are reserved using various rates as the interest credited generally fluctuates with interest rate changes in the market place. Reserves for term life policies are determined using the 1980 4% Commissioner's Reserve Valuation Method.

Reserves for universal life policies and investment contracts are the account values (premiums and interest credits less mortality and expense charges) plus a deferred revenue liability, if any, for excess first-year policyowner charges and net unrealized gains (losses) on investments allocated to policyowners.

The Company waives deduction of deferred fractional premiums upon death of insureds and returns any portion of the final premium beyond the date of death. Surrender values are not promised in excess of the legally computed reserves.

              Indianapolis Life Insurance Company and Subsidiaries

                                December 31, 2000



1. ORGANIZATION, BASIS OF PRESENTATION AND ACCOUNTING POLICIES (CONTINUED)

Reinsurance premiums, expenses, recoveries and reserves related to reinsured business are accounted for on bases consistent with those used in accounting for the original policies issued and the terms of the reinsurance contracts, and reported on a gross basis.

PREMIUMS AND RELATED BENEFITS AND EXPENSES

Premium income is recognized as revenue when due.

The dividend scales used for determination of dividends payable to policyowners are approved by the Board of Directors. The liability for policy dividends payable in the following year is estimated based on approved dividend scales and historical experience and is charged to current operations. Participating policies represent approximately 26% and 31% of the life insurance inforce at December 31, 2000 and 1999, respectively, and approximately 64%, 71% and 77% of premiums in 2000, 1999 and 1998, respectively.

THIRD-PARTY ADMINISTRATORS

The Company has contractual arrangements with three third-party administrators to distribute and administer its annuity products. One of the third-party administrators, Legacy Marketing Group, distributes and administers the majority of this business.

COMPREHENSIVE INCOME

Comprehensive income is reported separately in policyowners' surplus and is comprised of the results of operations and the change in a portion of unrealized gains or losses in the Company's available-for-sale securities.

              Indianapolis Life Insurance Company and Subsidiaries

                                December 31, 2000



1. ORGANIZATION, BASIS OF PRESENTATION AND ACCOUNTING POLICIES (CONTINUED)

The Company's reclassification adjustment for 2000 and 1999 is as follows:


             YEAR ENDED DECEMBER 31, 2000                     GROSS            TAX EFFECT           NET
                                                          ---------------------------------------------------
Unrealized holding gains arising during year              $  46,671,175      $ (16,334,911)     $  30,336,264
Reclassification adjustment for gains realized in net
   income                                                   (39,618,087)        13,866,330        (25,751,757)
Allocated to future policy benefit reserves                   7,741,674         (2,709,586)         5,032,088
Deferred acquisition costs valuation                          1,442,977           (505,042)           937,935
                                                          ---------------------------------------------------
Change in net unrealized gains on available for sale
   securities                                             $  16,237,738      $  (5,683,208)     $  10,554,530
                                                          ===================================================

             YEAR ENDED DECEMBER 31, 1999                     GROSS            TAX EFFECT           NET
                                                          ---------------------------------------------------
Unrealized holding gains arising during year              $  88,171,160      $ (30,859,906)     $  57,311,254
Reclassification adjustment for gains realized in net
   income                                                   (10,949,979)         3,832,493         (7,117,486)
Allocated to future policy benefit reserves                (113,900,988)        39,865,346        (74,035,642)
Deferred acquisition costs valuation                         (7,612,609)         2,664,413         (4,948,196)
                                                          ---------------------------------------------------
Change in net unrealized gains on available for sale
   securities                                             $ (44,292,416)     $  15,502,346      $ (28,790,070)
                                                          ===================================================

             YEAR ENDED DECEMBER 31, 1998                     GROSS            TAX EFFECT           NET
                                                          ---------------------------------------------------
Unrealized holding gains arising during year              $ 138,646,372      $ (48,526,230)     $  90,120,142
Reclassification adjustment for gains realized in net
   income                                                   (21,935,229)         7,677,330        (14,257,899)
Allocated to future policy benefit reserves                 (86,663,175)        30,332,111        (56,331,064)
Deferred acquisition costs valuation                        (28,883,074)        10,109,076        (18,773,998)
                                                          ---------------------------------------------------
Change in net unrealized gains on available for sale
   securities                                             $   1,164,894      $    (407,713)     $     757,181
                                                          ===================================================

              Indianapolis Life Insurance Company and Subsidiaries

                                December 31, 2000


1. ORGANIZATION, BASIS OF PRESENTATION AND ACCOUNTING POLICIES (CONTINUED)

NEW ACCOUNTING STANDARDS

During 1998, the Financial Accounting Standards Board issued Statement No. 133, "Accounting for Derivative Investments and Hedging Activities" (SFAS No. 133) which is effective January 1, 2001. SFAS No. 133 defines derivative instruments and provides comprehensive accounting and reporting standards for the recognition and measurement of derivative and hedging activities. The Statement requires all derivatives to be recorded in the balance sheet at fair value. The impact of adopting SFAS No. 133 as of January 1, 2001 will be to reduce net income in 2001 by approximately $1,000,000 and will be recorded as a cumulative effect adjustment.

RECLASSIFICATION

Certain prior year amounts have been reclassified to conform to the current year presentation.

2. AFFILIATION

At December 31, 1999, American United Life Insurance Company ("AUL"), an Indiana-domiciled mutual life insurance company, and Legacy Marketing Group ("Legacy"), a third party administrator, owned 33% and 6%, respectively, of IL Group.

On February 18, 2000, the Company entered into a definitive agreement with AmerUs Group Co. ("AmerUs"), formerly American Mutual Holding Company and AmerUs Life Holdings, Inc., which contemplates the ultimate combination of AmerUs and the Company. The transaction, which includes demutualization by the Company, is subject to various governmental and insurance department approvals and is expected to be finalized during the second quarter of 2001. Under the agreement, AmerUs initially acquired a 45% ownership interest in IL Group for $100,000,000, and IL Group used the proceeds of the investment to repurchase the ownership interests of AUL and Legacy in their entirety.

              Indianapolis Life Insurance Company and Subsidiaries

                                December 31, 2000



3. INVESTMENTS

Fixed maturity and equity securities consist of the following at December 31:

                                                                 2000
                                    -----------------------------------------------------------------------
                                                            GROSS             GROSS
                                      AMORTIZED          UNREALIZED         UNREALIZED            FAIR
                                        COST                GAINS             LOSSES              VALUE
                                    -----------------------------------------------------------------------
Available for sale:
Fixed maturity securities:
   U.S. government and agencies     $  239,377,063     $    8,140,200     $       45,835     $  247,471,428
   Corporate                         3,285,046,248        176,260,447        196,874,160      3,264,432,535
   Asset backed securities              46,707,540            309,968          1,061,565         45,955,943
   Mortgage backed securities          286,274,928          8,597,225            554,311        294,317,842
                                    -----------------------------------------------------------------------
Total fixed maturity securities      3,857,405,779        193,307,840        198,535,871      3,852,177,748

Equity securities:
   Preferred stock                       2,093,905             21,595                461          2,115,039
   Common stock                         11,480,468            841,649          1,242,082         11,080,035
                                    -----------------------------------------------------------------------
Total equity securities                 13,574,373            863,244          1,242,543         13,195,074
                                    -----------------------------------------------------------------------
                                    $3,870,980,152     $  194,171,084     $  199,778,414     $3,865,372,822
                                    =======================================================================
Held to maturity:
U.S. government and agencies        $    4,774,643     $      192,624     $           --     $    4,967,267
Corporate                              216,080,657          7,981,481            877,741        223,184,397
Asset backed securities                         --                 --                 --                 --
Mortgage backed securities               6,228,946            263,775                 --          6,492,721
                                    -----------------------------------------------------------------------
                                    $  227,084,246     $    8,437,880     $      877,741     $  234,644,385
                                    =======================================================================

              Indianapolis Life Insurance Company and Subsidiaries

                                December 31, 2000


3. INVESTMENTS (CONTINUED)

                                                                    1999
                                    -----------------------------------------------------------------------
                                                           GROSS              GROSS
                                      AMORTIZED          UNREALIZED         UNREALIZED             FAIR
                                        COST               GAINS              LOSSES              VALUE
                                    -----------------------------------------------------------------------
Available for sale:
Fixed maturity securities:
   U.S. government and agencies     $  190,185,642     $      252,024     $    5,485,691     $  184,951,975
   Corporate                         3,442,292,423        274,177,787        173,901,920      3,542,568,290
   Asset backed securities              55,987,689             50,116          1,821,998         54,215,807
   Mortgage backed securities          303,425,996          3,785,185          5,267,891        301,943,290
                                    -----------------------------------------------------------------------
Total fixed maturity securities      3,991,891,750        278,265,112        186,477,500      4,083,679,362

Equity securities:
   Preferred stock                       1,062,970                 --            103,720            959,250
   Common stock                          7,574,702            607,955            657,646          7,525,011
                                    -----------------------------------------------------------------------
Total equity securities                  8,637,672            607,955            761,366          8,484,261
                                    -----------------------------------------------------------------------
                                    $4,000,529,422     $  278,873,067     $  187,238,866     $4,092,163,623
                                    =======================================================================
Held to maturity:
U.S. government and agencies        $    5,181,652     $       41,542     $      108,440     $    5,114,754
Corporate                              238,901,798          3,918,262          5,686,435        237,133,625
Asset backed securities                    166,633                657                 --            167,290
Mortgage backed securities               7,976,124                 --            234,217          7,741,907
                                    -----------------------------------------------------------------------
                                    $  252,226,207     $    3,960,461     $    6,029,092     $  250,157,576
                                    =======================================================================

              Indianapolis Life Insurance Company and Subsidiaries

                                December 31, 2000


3. INVESTMENTS (CONTINUED)

The amortized cost and fair value of fixed maturity securities at December 31, 2000, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                AVAILABLE FOR SALE                      HELD TO MATURITY
                                         -----------------------------------------------------------------------
                                            AMORTIZED            FAIR            AMORTIZED             FAIR
                                              COST              VALUE               COST               VALUE
                                         -----------------------------------------------------------------------
Due in one year or less                  $   56,744,135     $   63,872,059     $   15,529,585     $   15,560,242
Due after one year through five
   years                                  1,246,378,809      1,217,993,169        101,329,150        104,526,901
Due after five years through ten
   years                                    894,811,508        875,750,030         56,848,324         59,000,840
Due after ten years                       1,374,182,147      1,400,244,647         47,148,242         49,063,681
Mortgage-backed securities                  286,274,928        294,317,843          6,228,945          6,492,721
                                         -----------------------------------------------------------------------
                                         $3,858,391,527     $3,852,177,748     $  227,084,246     $  234,644,385
                                         =======================================================================

Net investment income consisted of the following:


                                       2000             1999            1998
                                  ----------------------------------------------

Fixed maturity securities         $235,723,904     $210,785,436     $148,322,043
Equity securities                      120,995          165,680           97,018
Mortgage loans                      31,716,045       32,708,068       29,697,737
Real estate                                 --               --            8,280
Policy loans                        12,645,973       12,159,354       13,256,324
Short term investments               6,981,061       11,594,939       10,322,418
Other                                4,291,792        7,259,596        4,183,019
                                  ----------------------------------------------
Gross investment income            291,479,770      274,673,073      205,886,839
Less investment expenses            18,228,626       17,768,439       11,805,427
                                  ----------------------------------------------
Net investment income             $273,251,144     $256,904,634     $194,081,412
                                  ==============================================

              Indianapolis Life Insurance Company and Subsidiaries

                                December 31, 2000



3. INVESTMENTS (CONTINUED)

Net unrealized gains (losses) on available-for-sale securities are as follows:

                                                                      DECEMBER 31
                                                                2000              1999
                                                           --------------------------------
Fixed maturities:
   Gross unrealized gains                                  $ 193,307,840      $ 278,265,112
   Gross unrealized losses                                  (198,535,871)      (186,477,500)
                                                           --------------------------------
                                                              (5,228,031)        91,787,612
Equity securities:
   Gross unrealized gains                                        863,244            607,955
   Gross unrealized losses                                    (1,242,543)          (761,366)
                                                           --------------------------------
                                                                (379,299)          (153,411)

Deferred income taxes                                          2,573,249        (34,640,881)
Allocated to future policy benefit reserves                    5,032,088        (74,035,642)
Deferred acquisition costs and present value of future
   profits valuation                                          (1,368,014)         5,236,231
Minority interest in consolidated subsidiaries                  (304,441)         1,577,113
                                                           --------------------------------
                                                           $     325,552      $ (10,228,978)
                                                           ================================

Proceeds from sales of available for sale securities during 2000, 1999 and 1998 were $2,147,082,063, $716,775,997 and $226,690,947, respectively. Gross gains of
$166,562,086, $27,245,476 and $20,437,597 and gross losses of $104,527,532,
$17,377,449 and $1,563,754 were realized in 2000, 1999 and 1998, respectively.

The Company maintains a diversified mortgage loan portfolio and exercises internal limits on concentrations of loans by geographic area, industry, use and individual mortgagor. Net realized capital gains include write downs and changes in the reserve for losses on mortgage loans and foreclosed real estate of $(86,270), $232,548 and $248,135 for 2000, 1999, and 1998, respectively.

The Company has outstanding mortgage loan commitments at December 31, 2000, of approximately $8,700,000.

              Indianapolis Life Insurance Company and Subsidiaries

                                December 31, 2000



4. FEDERAL INCOME TAXES

A reconciliation of federal income taxes computed at statutory tax rates to federal income tax expense is as follows:

                                                        2000             1999             1998
                                                   ------------------------------------------------
Income tax computed at statutory tax rates         $  9,124,264      $  1,046,038      $ 10,944,109
Demutualization expenses                              4,766,156                --                --
Mutual company differential earning amount                   --         2,637,919        (2,754,247)
Tax credits                                          (1,966,357)       (1,801,377)       (1,383,442)
Amortization of goodwill                                389,439           279,988           650,710
Dividend received deduction                            (741,932)         (187,000)               --
Other                                                    65,768          (383,019)        1,179,168
                                                   ------------------------------------------------
Federal income taxes                               $ 11,637,338      $  1,592,549      $  8,636,298
                                                   ================================================

Federal income taxes consist of the following:


                                                        2000             1999             1998
                                                   ------------------------------------------------
   Current taxes                                   $    308,297      $  9,324,472      $ 14,380,161
   Deferred taxes (credits)                          11,329,041        (7,731,923)       (5,743,863)
                                                   ------------------------------------------------
   Total                                           $ 11,637,338      $  1,592,549      $  8,636,298
                                                   ================================================


Significant components of the deferred tax assets (liabilities) at December 31, 2000 and 1999 are as follows:

                                                              2000            1999
                                                         ------------------------------
Insurance reserves                                       $ 79,886,092      $ 86,202,023
Deferred policy acquisition costs                         (88,161,260)      (79,514,798)
Unrealized depreciation (appreciation) of securities        1,896,101       (34,241,704)
Investments                                                (3,875,604)       (9,604,925)
Present value of future profits                            (2,275,336)       (2,806,055)
Other                                                      (1,384,480)          930,471
                                                         ------------------------------
Total deferred tax liabilities                            (13,914,487)      (39,034,988)
Valuation allowance                                          (758,183)         (835,253)
                                                         ------------------------------
Net deferred tax liabilities                             $(14,672,670)     $(39,870,241)
                                                         ==============================

              Indianapolis Life Insurance Company and Subsidiaries

                                December 31, 2000


4. FEDERAL INCOME TAXES (CONTINUED)

Valuation allowances have been recorded for operating losses, credit carryovers and alternative minimum tax credit carryovers. The amount of the tax net operating loss carryforwards are $1,592,754 at December 31, 2000. The operating loss carryovers expire between 2012 and 2017.

The Company paid federal income taxes of $22,182,789, $13,839,934 and $18,102,557 in 2000, 1999 and 1998, respectively and received refunds of $4,424,205 and $3,257,067 in 2000 and 1999, respectively.

5. REINSURANCE

The Company has entered into reinsurance cession agreements with other insurance companies to limit the net loss arising from large risks and maintain its exposure to loss within its capital resources. The Company remains liable for ceded risks in the event that reinsurers do not meet their obligations. Management believes its reinsurers will meet their obligations under existing contracts.

The effects of reinsurance on premiums were as follows:

                                     2000             1999             1998
                                 -----------------------------------------------

    Reinsurance assumed          $54,733,302       $47,600,550      $41,940,233
    Reinsurance ceded            (79,798,329)      (71,099,915)     (56,776,068)

Reinsurance recoveries on ceded reinsurance contracts were $34,159,587, $28,126,006 and $23,457,066 during 2000, 1999 and 1998, respectively.

IL Annuity and Insurance Company has entered into modified coinsurance cession agreements covering flexible premium deferred annuity policies distributed through a third-party administrator. Future policy benefit reserves include reinsurance payable of $1,987,574,940 and $2,279,437,605 at December 31, 2000
and 1999, respectively. Net realized capital gains are net of realized gains allocated to the reinsurer of $44,898,593, $15,316,835 and $14,194,580 in
2000,1999 and 1998, respectively.

              Indianapolis Life Insurance Company and Subsidiaries

                                December 31, 2000


6. BENEFIT PLANS

The Company has a noncontributory defined benefit pension plan, which generally covers all qualified employees that have attained the age of twenty-one. Benefits are based on years of service and compensation levels during employment. All Plan assets consist primarily of deposit administration funds and group annuity contracts held by the Company. Company contributions to the Plan are computed actuarially and funded annually.

The Company's Board of Directors approved a special Early Retirement Window for Plan participants, which was accompanied by a plan curtailment of benefits. Individuals meeting certain employment status, service and age criteria as of an effective date of December 31, 2000 were eligible for early retirement, all which occurred on or before December 31, 2000. The actuarial valuation reflects the financial effects on the Plan of both the curtailment and Early Retirement Window. The financial impact on pension expense in 2000 as a result of the curtailment and early retirement was approximately $3.7 million.

In addition to the Company's defined benefit plan, the Company offers retired employees, retired full-time agents and eligible spouses and dependents certain postretirement benefits such as medical, life, and dental insurance.

The most recent actuarial valuation date for pension benefits and postretirement benefits was September 30 and December 31, respectively.

The reconciliation of the benefit obligation is as follows:

                                                             PENSION BENEFITS
                                                 2000             1999              1998
                                            ------------------------------------------------
Benefit obligation at beginning of year     $ 32,910,998      $ 31,443,397      $ 26,371,315

Service cost                                   1,673,086         1,593,714         1,224,152
Interest cost                                  2,221,492         2,043,821         1,845,992
Actuarial (gain) loss                         (3,525,928)       (1,129,236)        3,013,204
Benefits paid                                 (1,008,593)       (1,040,698)       (1,011,266)
Additional obligation resulting from
curtailment and window                         2,693,040                --                --
                                            ------------------------------------------------
Benefit obligation at end of year           $ 34,964,095      $ 32,910,998      $ 31,443,397
                                            ================================================

              Indianapolis Life Insurance Company and Subsidiaries

                                December 31, 2000



6. BENEFIT PLANS (CONTINUED)

                                                                      POSTRETIREMENT BENEFITS
                                                            2000              1999              1998
                                                        ------------------------------------------------
Benefit obligation at beginning of year                 $  8,330,104      $  6,717,388      $  6,450,925

Service cost                                                 252,424           281,668           229,772
Interest cost                                                501,152           558,538           437,536
Actuarial (gain) loss                                     (1,322,396)        1,200,682                --
Benefits paid                                               (404,262)         (428,172)         (400,845)
                                                        ------------------------------------------------
Benefit obligation at end of year                       $  7,357,022      $  8,330,104      $  6,717,388
                                                        ================================================

The changes in pension plan assets were as follows:

                                                                        PENSION BENEFITS
                                                            2000              1999              1998
                                                        ------------------------------------------------
Fair value of plan assets at beginning of year          $ 27,588,103      $ 25,191,760      $ 23,046,044

Actual return on plan assets                               1,885,328         1,790,758         1,681,535
Employer contributions                                       542,810         1,608,017         1,473,610
Benefits paid                                             (1,160,574)       (1,002,432)       (1,009,429)
Additional benefits paid resulting from retirement
window                                                      (520,478)               --                --
                                                        ------------------------------------------------

Fair value of plan assets at end of year                $ 28,335,189      $ 27,588,103      $ 25,191,760
                                                        ================================================

The reconciliation of the funded status to the net benefit cost recognized is as follows:


                                                                        PENSION BENEFITS
                                                            2000              1999              1998
                                                        ------------------------------------------------
Funded status                                           ($ 3,415,388)     ($ 5,322,895)     ($ 6,251,637)
Unfunded additional benefits resulting from
    curtailment and retirement window                     (3,213,518)               --                --
Unrecognized net loss                                        518,799         4,101,140         5,154,917
Unrecognized transition obligation                         1,048,358         1,248,046         1,404,052
                                                        ------------------------------------------------

Prepaid (accrued) benefit cost at December 31           ($ 5,061,749)     $     26,291      $    307,332
                                                        ================================================

              Indianapolis Life Insurance Company and Subsidiaries

                                December 31, 2000



6.  BENEFIT PLANS (CONTINUED)

                                                    POSTRETIREMENT BENEFITS
                                            2000             1999            1998
                                        ---------------------------------------------
Funded status                           ($7,357,022)     ($8,330,104)     ($6,717,388)
Unrecognized net loss                       367,866          834,481        1,512,229
Unrecognized prior service cost             773,994          435,809       (1,486,994)
                                        ---------------------------------------------

Accrued benefit cost at December 31     ($6,215,162)     ($7,059,814)     ($6,692,153)
                                        =============================================

The weighted average assumptions used in calculating the accrued liabilities are as follows:

                                                   PENSION BENEFITS                POSTRETIREMENT BENEFITS
                                             2000       1999       1998         2000       1999       1998
                                          ----------- --------- ----------    --------   --------   --------
Discount rate                                7.50%      6.75%      6.50%        7.50%      7.25%      7.00%
Rate of compensation increase                4.50%      4.50%      4.50%        5.00%      5.00%      5.00%
Expected rate of return on plan assets       8.00%      8.00%      8.00%           -          -          -

The assumed health care cost trend rate used in measuring the postretirement benefit obligations were as follows:

2000
Under age 65             7.8% with an assumed graded decrease to 5%
Over age 65              7.5% with an assumed graded decrease to 5%
1999
Under age 65             8.2% with an assumed graded decrease to 5%
Over age 65              7.8% with an assumed graded decrease to 5%
1998
Under age 65             8.6% with an assumed graded decrease to 5%
Over age 65              8.2% with an assumed graded decrease to 5%

              Indianapolis Life Insurance Company and Subsidiaries

                                December 31, 2000


6. BENEFIT PLANS (CONTINUED)

Below are the components of net periodic benefit cost:

                                                                    PENSION BENEFITS
                                                        2000             1999            1998
                                                    ---------------------------------------------
Service cost                                        $ 1,673,086      $ 1,593,714      $ 1,224,152
Interest cost                                         2,185,916        2,008,426        1,809,049
Expected return on assets                            (2,206,693)      (2,007,071)      (1,832,667)
Amortization of unrecognized net loss                    55,191          137,985               --
Amortization of transition obligation                   156,006          156,006          156,006
                                                    ---------------------------------------------
Net periodic benefit cost                           $ 1,863,506      $ 1,889,060       $1,356,540
                                                    =============================================

                                                                POSTRETIREMENT BENEFITS
                                                        2000             1999            1998
                                                    ---------------------------------------------
Service cost                                        $   252,424      $   281,668      $   229,772
Interest cost                                           501,152          558,538          437,536
Amortization of unrecognized prior service cost         (79,002)        (169,106)        (288,005)
Amortization of unrecognized net loss                    82,387          124,733          144,909
                                                    ---------------------------------------------
Net periodic benefit cost                           $   756,961      $   795,833      $   524,212
                                                    =============================================

The Company sponsors a salary reduction/savings plan for employees as defined by
Section 401(k) of the Internal Revenue Code. Participants may contribute on a pre-tax basis from 1% to 15% of their eligible earnings up to a maximum amount as permitted by law. Voluntary employee contributions are matched at an amount equal to 50% of the first 3% of each participant's contribution. Contributions made by the Company totaled $251,154, $271,307 and $282,510 for 2000, 1999 and
1998, respectively. Other liabilities and reserves include $12,910,540 and $11,915,375 at December 31, 2000 and 1999, respectively, relating to the plan.

The Company has a defined contribution pension plan covering substantially all of the agents. Company contributions are based on agent compensation and are funded annually; contributions for 2000, 1999 and 1998 were $146,955, $202,000 and $266,000, respectively. Other policyowner funds include $12,511,470 and $13,631,072 at December 31, 2000 and 1999, respectively, relating to the plan.

              Indianapolis Life Insurance Company and Subsidiaries

                                December 31, 2000



6. BENEFIT PLANS (CONTINUED)

The Company also sponsors a deferred compensation plan for agents and a separate deferred compensation plan for officers and directors. Other liabilities and reserves include $7,382,615 and $5,797,227 at December 31, 2000 and 1999,
respectively, relating to these plans. The deferred compensation plans are contributory and nonqualified.

7. SURPLUS NOTES

Any payment of interest and repayment of principal on the surplus notes may be paid only out of the Company's earnings, subject to approval by the Indiana Department of Insurance. A summary of the terms of these surplus notes follows:

                                                       ACCRUED
                                           ANNUAL      INTEREST
    DATE        INTEREST      AMOUNT      INTEREST        AT          DATE OF
   ISSUED         RATE       OF NOTES       PAID      DECEMBER 31    MATURITY
--------------------------------------------------------------------------------

 May 8, 1996     8.66%     $25,000,000   $2,165,000    $541,250    April 1, 2011

8. COMMITMENTS AND CONTINGENCIES

The Company is involved in pending and threatened litigation of the character incidental to the business transacted. Management believes that the conclusion of the litigation will not have a material adverse affect on the Company's financial position or results of operations.

During 1999, the Company reached an agreement to settle a market conduct class action lawsuit. The terms of the agreement call for the Company to make payments of cash, policy credits or additional death benefits to owners of eligible policies. These costs, plus legal expenses, total approximately $21,284,500 (net of taxes of $11,460,885) and were recognized in 1999.

              Indianapolis Life Insurance Company and Subsidiaries

                                December 31, 2000



9. FAIR VALUE OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used by the Company in estimating fair value disclosures for financial instruments in the accompanying financial statements and notes thereto:

         Cash and cash equivalents, accrued investment income and policy loans:
         The carrying amounts reported in the accompanying balance sheets for these financial instruments approximate their fair values.

         Fixed maturity and equity securities: Fair values of bonds and stocks are based on quoted market prices where available. For bonds not actively traded, fair values are estimated using values obtained from independent pricing services, or in the case of private placements, by discounting expected future cash flow using a current market rate applicable to the yield, credit quality and maturity of the investments.

         Mortgage loans: The fair value of mortgage loans was estimated by discounting the future cash flows using current rates at which similar loans would be made to borrowers with similar credit ratings for similar maturities.

         Investment-type contracts: The fair value of deferred annuities is believed to approximate the cash surrender value. The carrying amounts of other investment-type contracts approximate their fair value.

         Surplus notes: The fair value of surplus notes are estimated using values obtained from an independent pricing service based on the bid price of the notes on the given date.

              Indianapolis Life Insurance Company and Subsidiaries

                                December 31, 2000



9. FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying value and fair values of the Company's financial instruments at December 31, are as follows:

                                              2000                                 1999
                               -----------------------------------------------------------------------
                                  CARRYING                             CARRYING
                                   AMOUNT           FAIR VALUE          AMOUNT            FAIR VALUE
                               --------------     --------------     --------------     --------------
ASSETS:
Fixed maturity securities:
   Available for sale          $3,852,177,748     $3,852,177,748     $4,083,679,362     $4,083,679,362
   Held to maturity               227,084,246        234,644,385        252,226,207        250,157,576
Equity securities                  13,195,074         13,195,074          8,484,261          8,484,261
Mortgage loans                    369,510,962        385,097,702        378,053,935        382,843,780

LIABILITIES:
Deferred annuities              2,896,324,342      2,788,664,311      3,268,272,248      3,087,879,171
Surplus notes                      25,000,000         27,027,500         25,000,000         25,906,250

The fair values of the Company's liabilities for insurance contracts other than investment-type contracts are not required to be disclosed. However, the estimated fair values for all insurance liabilities are taken into consideration in the Company's overall management of interest rate risk, which minimizes exposure to changing interest rates through the matching of investment maturities with amounts due under insurance contracts.